                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                                       OF
                                WCI STEEL, INC.
                                  PURSUANT TO
                 THE OFFER TO PURCHASE, DATED OCTOBER 28, 1996

    This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the "Offer") by WCI Steel Holdings, Inc., a Delaware corporation ("Holdings"), to purchase for cash all of the outstanding shares of common stock, no par value, $.01 stated value (the "Shares"), of WCI Steel, Inc. (the "Company"), if (a) certificates representing the Shares are not immediately available or (b) time will not permit the Shares and all other required documents to reach the Depositary on or prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Depositary as set forth below. All capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Offer to Purchase, dated October 28, 1996 (the "Statement").

    THE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

  THE TENDER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 25, 1996, UNLESS EXTENDED. TENDERS OF SHARES OF COMMON STOCK, NO PAR VALUE, $.01 STATED VALUE (THE "SHARES"), MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.

                        The Depositary for the Offer is:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                            FACSIMILE TRANSMISSION:
                                 (718) 234-5001
                           for eligible institutions
                             CONFIRM BY TELEPHONE:
                                 (718) 921-8200

                      BY MAIL OR HAND/OVERNIGHT DELIVERY:
                    American Stock Transfer & Trust Company
                                 40 Wall Street
                                   46th Floor
                            New York, New York 10005

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Holdings and deliver(s) to Holdings the Shares set forth below, pursuant to the guaranteed delivery procedures set forth in "Section 3. Procedure for Tendering Shares" of the Statement under the caption "GUARANTEED DELIVERY."

    Subject to and effective upon acceptance for purchase of the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Holdings all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Shares tendered hereby. In the event of a termination of the Offer, the Shares tendered pursuant thereto will be promptly returned to the tendering holder thereof.

    The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Statement and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that Holdings will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and delivery any additional documents deemed by the Depositary or Holdings to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                 PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)          Address(es): -------------------------------
or Authorized Signatory:                      -------------------------------------------
-------------------------------------------   -------------------------------------------
-------------------------------------------   -------------------------------------------
Name(s) of Registered Holder(s):              Area Code and Telephone No.:
-------------------------------------------   -------------------------------------------
-------------------------------------------   If Shares will be delivered by a book-entry
Number of Shares Tendered:                    transfer, check trust company:
-------------------------------------------   / / The Depository Trust Company
Certificate No(s). of Shares (if available):  Transaction Code No.:  ---------------------
-------------------------------------------   Depository Account No.: --------------------
-------------------------------------------

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
      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Shares exactly as their name(s) appear(s) on the Shares or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):     -------------------------------------------------------------------------
             -------------------------------------------------------------------------

Capacity:    -------------------------------------------------------------------------
             -------------------------------------------------------------------------

Address(es): -------------------------------------------------------------------------
             -------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Consent and Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Depositary's account at a Book-Entry Transfer Facility, pursuant to the procedures for book-entry transfer set forth in Section 7 of the Statement under the caption "Guaranteed Delivery") and all other required documents will be deposited by the undersigned with the Depositary at one of its addresses set forth above.

Name of Firm: ---------------------------   ------------------------------------------
                                                       Authorized Signature
Address: ---------------------------------  Name: ----------------------------------

------------------------------------------  Title:
                                            ------------------------------------

Area Code and Telephone No.:                Date: ------------------------------------
---------------

  DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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